As filed with the Securities and Exchange Commission on July 16, 2019

Registration No. 333

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

pdvWireless, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	33-0745043
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3 Garret Mountain Plaza

Suite 401

Woodland Park, New Jersey 07424

(973) 771-0300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Morgan E. O’Brien

Chief Executive Officer

3 Garret Mountain Plaza

Suite 401

Woodland Park, New Jersey 07424

(973) 771-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy Gray Chief Financial Officer 3 Garret Mountain Plaza Suite 401 Woodland Park, New Jersey 07424 (973) 771-0300	Jeffrey C. Thacker, Esq. Jeffrey R. Vetter, Esq. Ryan J. Gunderson, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 3570 Carmel Mountain Rd., Suite 200 San Diego, CA 92130 (858) 436-8000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-230847

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Unit or Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	333,334	$45.00(2)	$15,000,020	$1,818.00

(1)

With the exception of one share, represents only the additional number of shares being registered issuable upon the exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-3 (File No. 333-230847).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price in a primary offering not to exceed $100,000,000 on a Registration Statement on Form S-3 (File No. 333-230847), which was declared effective by the Securities and Exchange Commission on April 22, 2019. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $15,000,020 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Incorporation by Reference of Registration Statement on Form S-3, File No. 333-230847

pdvWireless, Inc., d/b/a Anterix (the “Company”) hereby incorporates by reference into this Registration Statement on Form S-3 (the “Registration Statement”) in its entirety the Registration Statement on Form S-3 (File No. 333-230847) declared effective on April 22, 2019 (the “Prior Registration Statement”) by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

The Company is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Company by 333,334 shares, 333,333 of which may be sold by the Company in the event the underwriters exercise their option to purchase additional shares of the Company’s common stock. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index below and filed herewith.

Exhibits

The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Grant Thornton LLP Independent Registered Public Accounting Firm relating to the Consolidated Financial Statements of the Company for the year ended March 31, 2019.

23.2	Consent of PKF O’Connor Davies, LLP Independent Registered Public Accounting Firm relating to the Consolidated Financial Statements of the Company for the years ended March 31, 2018 and 2017.

23.3	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (incorporated by reference from the signature page to the Registration Statement on Form S-3, File No. 333-230847).

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodland Park, State of New Jersey, on July 16, 2019.

pdvWireless, Inc.

By:	/s/ Morgan E. O’Brien
Morgan E. O’Brien
Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	July 16, 2019
Brian McAuley

/s/ Morgan E. O’Brien	Director and Chief Executive Officer	July 16, 2019
Morgan O’Brien	(Principal Executive Officer)

*	President	July 16, 2019
Robert H. Schwartz

/s/ Timothy Gray	Chief Financial Officer (Principal Financial and Accounting Officer)	July 16, 2019
Timothy Gray

*	Director	July 16, 2019
T. Clark Akers

*	Director	July 16, 2019
Rachelle B. Chong

*	Director	July 16, 2019
Greg W. Cominos

*	Director	July 16, 2019
Greg Haller

*	Director	July 16, 2019
Mark Hennessy

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Signature	Title	Date
*	Director	July 16, 2019
Singleton B. McAllister

*By:	/s/ Timothy Gray
Timothy Gray Attorney-in-Fact

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